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                                                                  EXHIBIT 99.1



                            JOINT FILING AGREEMENT



        In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock, $.01 par value of World of Science, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



Date:  September 10, 1997


                                                 THE GOLDMAN SACHS GROUP, L.P.


                                                 By:     /s/ Hans L. Reich
                                                       -------------------------
                                                 Name:  Hans L. Reich
                                                 Title:  Attorney-in-fact



                                                 GOLDMAN, SACHS & CO.


                                                 By:     /s/ Hans L. Reich
                                                       -------------------------
                                                 Name:  Hans L. Reich
                                                 Title:  Attorney-in-fact


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